The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

April 2022

Preliminary Pricing Supplement

Dated April 1, 2022

Registration Statement No. 333-253432

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated March 4, 2022

and Product Supplement dated February 24, 2021)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027

$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each determination date on which the closing price of each underlying fund is equal to or greater than 70% of its initial price, which we refer to as its coupon barrier level. If the closing price of any underlying fund is less than its coupon barrier level on a determination date, you will not receive any contingent payment for that determination date. As a result, investors must be willing to accept the risk of not receiving any contingent payments during the term of the securities. In addition, if the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any determination date (other than the first determination date and the final determination date), the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the related determination date. If, however, on any determination date the closing price of any underlying fund is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final price of any underlying fund is less than 65% of its initial price, which we refer to as its downside threshold level on the final determination date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying fund with the lowest underlying return as compared to any other underlying funds (the “worst performing underlying fund”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying funds. Because all payments on the securities are based on the worst performing underlying fund, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying fund will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying fund appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of The Financial Select Sector SPDR® Fund (Bloomberg Ticker: “XLF UP”)

Shares of The Industrial Select Sector SPDR® Fund (Bloomberg Ticker: “XLI UP”)

Shares of The Technology Select Sector SPDR® Fund (Bloomberg: “XLK UP”)

Aggregate principal amount:	$•
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be April 8, 2022
Original issue date:	Expected to be April 13, 2022 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	Expected to be April 13, 2027 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any determination date (other than the first determination date and the final determination date), the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date.
Contingent payment:	▪	If the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a contingent payment of $0.2563 (equivalent to approximately 10.25% per annum of the stated principal amount) per security on the related contingent payment date.
	▪	If the closing price of any underlying fund is less than its respective coupon barrier level on any determination date, we will not pay a contingent payment with respect to that determination date.
Determination dates:

Expected to be July 8, 2022, October 10, 2022, January 9, 2023, April 10, 2023, July 10, 2023, October 9, 2023, January 8, 2024, April 8, 2024, July 8, 2024, October 8, 2024, January 8, 2025, April 8, 2025, July 8, 2025, October 8, 2025, January 8, 2026, April 8, 2026, July 8, 2026, October 8, 2026, January 8, 2027 and April 8, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “ — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to April 8, 2027 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:	Three business days following the applicable determination date, except that the contingent payment date for the final determination date will be the maturity date.
Payment at maturity:	▪	If the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels:	(i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	▪	If the final price of any underlying fund is less than its downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.

If the final price of any underlying fund is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying fund.

Underlying return:	With respect to each underlying fund, the quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$[•], which is the closing price of the shares of The Financial Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Industrial Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Technology Select Sector SPDR® Fund on the pricing date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund
Call threshold level:

$[•], which is equal to 100% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Industrial Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Technology Select Sector SPDR® Fund

The call threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Coupon barrier level:

$[•], which is equal to 70% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 70% of the initial price of the shares of The Industrial Select Sector SPDR® Fund

$[•], which is equal to 70% of the initial price of the shares of The Technology Select Sector SPDR® Fund

The coupon barrier level of each underlying fund may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Downside threshold level:

$[•], which is equal to 65% of the initial price of the shares of The Financial Select Sector SPDR® Fund

$[•], which is equal to 65% of the initial price of the shares of The Industrial Select Sector SPDR® Fund

$[•], which is equal to 65% of the initial price of the shares of The Technology Select Sector SPDR® Fund

The downside threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described herein and under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Final Price:	The closing price of each underlying fund on the final determination date
CUSIP / ISIN:	9026MP270 / US9026MP2707
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	1.50%(a)	98.00%
+ 0.50%(b)
2.00%
Total		$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.20 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
	(a)	a fixed sales commission of $0.15 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the pricing date is expected to be between $9.418 and $9.718. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 24, 2021	Prospectus dated March 4, 2022

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. When you read the product supplement, please note that all references to the prospectus dated February 24, 2021, or to any sections therein, should refer instead to the prospectus dated March 4, 2022, or to the corresponding sections in that prospectus, unless otherwise specified or the context otherwise requires. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus dated March 4, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522066322/d319986d424b3.htm
♦	Product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated March 4, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 24, 2021.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

April 2022	Page 1

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Investment Summary

The Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027 based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $0.2563 (equivalent to approximately 10.25% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices of all of the underlying funds are equal to or greater than 70% of their respective initial prices, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related determination date, except that the contingent payment date for the final determination date will be the maturity date. It is possible that the closing prices of one or more of the underlying funds could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any of the determination dates other than the first determination date and the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date. If the securities have not previously been redeemed and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and coupon barrier levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund. The value of such cash payment will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying funds.

April 2022	Page 2

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $0.2563 (equivalent to approximately 10.25% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices of all of the underlying funds are equal to or greater than 70% of their respective initial prices, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity beginning on the second determination date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related determination date. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1	On any determination date other than the first determination date and the final determination date, the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels.
	▪	The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date.
	▪	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3	The securities are not automatically redeemed prior to maturity, the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and the final price of any underlying fund is less than its respective coupon barrier level.
	▪	The payment due at maturity will be the stated principal amount.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 4	The securities are not automatically redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level and coupon barrier level.
	▪	The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.
	▪	Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying fund is less than its respective coupon barrier level on the related determination date. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on a determination date (other than the first determination date and the final determination date). If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying fund is less than its respective downside threshold level.

April 2022	Page 3

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each determination date.
▪	You believe that the closing price of each underlying fund will be equal to or greater than its coupon barrier level on each determination date.
▪	You believe that the final price of each underlying fund will be equal to or greater than its downside threshold level on the final determination date.
▪	You understand and are willing to accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You understand and accept that you will not participate in any appreciation in the price of the underlying funds and that any potential positive return is limited to the contingent payments.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying funds.
▪	You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and the contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on the underlying funds and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 60 months, and accept that there may be little or no secondary market.
▪	You understand and are willing to accept the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying funds.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each determination date
▪	You believe that the closing price of any underlying fund will decline during the term of the securities and is likely to be less than its coupon barrier level on each determination date.
▪	You believe that the final price of any underlying fund is likely to be less than its downside threshold level on the final determination date.
▪	You do not understand or cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You seek an investment that participates in the full appreciation in the price of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying funds.
▪	You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or the contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the underlying funds or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 60 months, or you seek an investment for which there will be an active secondary market.
▪	You do not understand and are not willing to accept the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

April 2022	Page 4

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Determination Dates Other Than the First Determination Date and the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

April 2022	Page 5

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$40.00 $100.00 $150.00
Hypothetical Call Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$40.00, which is 100% of the initial price $100.00, which is 100% of the initial price $150.00, which is 100% of the initial price
Hypothetical Coupon Barrier Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$28.00, which is 70% of the initial price $70.00, which is 70% of the initial price $105.00, which is 70% of the initial price
Hypothetical Downside Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$26.00, which is 65% of the initial price $65.00, which is 65% of the initial price $97.50, which is 65% of the initial price
Hypothetical Contingent Payment:*	$0.2563 per security (equivalent to approximately 10.25% per annum of the stated principal amount)
Stated Principal Amount:	$10.00 per security

In Examples 1 and 2, the closing prices of the underlying funds fluctuate over the term of the securities and the closing prices of all of the underlying funds are equal to or greater than their respective hypothetical call threshold levels on one of the determination dates prior to the final determination date. Because the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the related contingent payment date. In Examples 3, 4 and 5, the closing price of at least one underlying fund on each of the determination dates prior to the final determination date is less than its respective call threshold level and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Contingent Payment	Early Redemption Amount
#1	$50.00 (at or above coupon barrier level and call threshold level)	$105.00 (at or above coupon barrier level and call threshold level)	$160.00 (at or above coupon barrier level and call threshold level)	$0.2563	Not Callable	$35.00 (at or above coupon barrier level; below call threshold level)	$105.00 (at or above coupon barrier level and call threshold level)	$170.00 (at or above coupon barrier level and call threshold level)	$0.2563	N/A
#2	$45.00 (at or above coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	$175.00 (at or above coupon barrier level and call threshold level)	—*	$10.2563	$20.00 (below coupon barrier level and call threshold level)	$70.00 (at or above coupon barrier level; below call threshold level)	$112.00 (at or above coupon barrier level; below call threshold level)	$0	N/A
#3-18	N/A	N/A	N/A	N/A	N/A	Various (all at or above coupon barrier level; below call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
#19	N/A	N/A	N/A	N/A	N/A	$48.00 (at or above coupon barrier level and call threshold level)	$120.00 (at or above coupon barrier level and call threshold level)	$180.00 (at or above coupon barrier level and call threshold level)	—*	$10.2563
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A
*	The early redemption amount includes any unpaid contingent payment with respect to the determination date on which the closing prices for the underlying funds are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

April 2022	Page 6

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
▪

In Example 1, the securities are automatically redeemed following the second determination date as the closing prices of all of the underlying funds on the second determination date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds on the second determination date are equal to or greater than their respective coupon barrier levels and call threshold levels, the securities are automatically redeemed early. Following the second determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.2563 = $10.2563

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. When added to the contingent payment of $0.2563 received in respect of the prior determination date, your total return per security in this example is $10.5126 (a total return of 5.126% on the securities).

▪

In Example 2, the securities are automatically redeemed following the nineteenth determination date as the closing prices of all of the underlying funds on the nineteenth determination date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds on the first determination date are equal to or greater than their respective coupon barrier levels, you receive the contingent payment of $0.2563 with respect to the first determination date. Following the nineteenth determination date, you receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.2563 = $10.2563

In this example, the early redemption feature limits the term of your investment to approximately 57 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying funds have appreciated by 20% from their respective initial prices on the nineteenth determination date, you receive only $10.2563 per security and do not benefit from such appreciation. When added to the contingent payment of $0.2563 received with respect to the prior determination dates, your total return per security in this example is $10.5126 (a total return of 5.126% on the securities).

Examples 3, 4 and 5 illustrate the payment at maturity per security based on the final price.

	Example 3					Example 4
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Contingent Payment	Early Redemption Amount
#1	$27.00 (below coupon barrier level and call threshold level)	$65.00 (below coupon barrier level and call threshold level)	$100.00 (below coupon barrier level and call threshold level)	$0	N/A	$27.00 (below coupon barrier level and call threshold level)	$66.00 (below coupon barrier level and call threshold level)	$100.00 (below coupon barrier level and call threshold level)	$0	N/A
#2	$35.00 (at or above coupon barrier level; below call threshold level)	$66.00 (below coupon barrier level and call threshold level)	$150.00 (at or above coupon barrier level and call threshold level)	$0	N/A	$25.00 (below coupon barrier level and call threshold level)	$75.00 (at or above coupon barrier level; below call threshold level)	$115.00 (at or above coupon barrier level; below call threshold level)	$0	N/A
#3-19	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A	Various (all at or above coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	$50.00 (at or above downside threshold level and coupon barrier level)	$115.00 (at or above downside threshold level and coupon barrier level)	$135.00 (at or above downside threshold level and coupon barrier level)	—*	N/A	$27.00 (below coupon barrier level; at or above downside threshold level)	$72.00 (at or above downside threshold level and coupon barrier level)	$120.00 (at or above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity	$10.2563					$10.00

* The final contingent payment, if any, will be paid at maturity.

April 2022	Page 7

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
▪	In Example 3, on each of the determination dates prior to the final determination date, the closing price of at least one of the underlying funds is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the closing prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date, calculated as follows:

$10.00 + $0.2563 = $10.2563

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2563 per security at maturity. Your total return per security in this example is $10.2563 (a total return of 2.563% on the securities).

▪

In Example 4, on each of the determination dates prior to the final determination date the closing price of at least one of the underlying funds is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and the final price of at least one of the underlying funds is less than its coupon barrier level, at maturity you receive only the stated principal amount of $10.00.

In this example, you receive the stated principal amount per security of $10.00 per security at maturity. Your total return per security in this example is $10.00 (a total return of 0.00% on the securities).

	Example 5
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Hypothetical Closing Price Underlying Fund C	Contingent Payment	Early Redemption Amount
#1	$26.00 (below coupon barrier level and call threshold level)	$67.00 (below coupon barrier level and call threshold level)	$100.00 (below coupon barrier level and call threshold level)	$0	N/A
#2	$27.00 (below coupon barrier level and call threshold level)	$75.00 (at or above coupon barrier level; below call threshold level)	$112.00 (at or above coupon barrier level; below call threshold level)	$0	N/A
#3 - #19	Various (all at or above coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	$16.00 (below downside threshold level and coupon barrier level)	$85.00 (at or above downside threshold level and coupon barrier level)	$155.00 (at or above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity	$4.00
▪	In Example 5, on each determination date throughout the term of the securities, the closing price of at least one of the underlying funds is less than its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final price of at least one of the underlying funds on the final determination date is less than its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Fund)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a loss of 60.00% on the securities).

April 2022	Page 8

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

We make no representation or warranty as to which of the underlying funds will be the worst performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying fund is less than its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on any determination date.

You will be exposed to the market risk of each underlying fund on each determination date and on the final determination date and any decline in the level of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

April 2022	Page 9

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels on the final determination date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying fund.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying funds are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying funds on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing price of any of the underlying funds is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the pricing date that the final price of any one of the underlying funds could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying fund. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The price of any one of the underlying funds for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying funds are equal to or greater than their call threshold levels on any determination date other than the first determination date and the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying funds is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying fund even though you cannot participate in any appreciation in the prices of the underlying funds. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds.

April 2022	Page 10

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
▪	Because the securities are linked to the performance of more than one underlying fund, there is an increased probability that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying fund or fewer underlying funds, assuming their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or the final price, as applicable, of any underlying fund will be less than its respective coupon barrier level and/or downside threshold level, as applicable. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying funds are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying fund is less than its coupon barrier level or downside threshold level, respectively is even greater.

Risks Relating to Characteristics of the Underlying Funds

▪	Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying fund and indirectly linked to the value of the underlying constituents. The price of each underlying fund can rise or fall sharply due to factors specific to such underlying fund or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying fund issuers and, therefore, the underlying funds. You, as an investor in the securities, should make your own investigation into the underlying fund issuers and the underlying funds. For additional information regarding each underlying fund issuer, please see “Information About the Underlying Funds” in this document and each underlying fund issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the issuers of the underlying fund (the "underlying fund issuers") with the SEC.
▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund may negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall and there can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final price of each underlying fund will be equal to or greater than its downside threshold level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying funds in general and the underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The securities are subject to risks associated with the financial sector. The securities are linked to The Financial Select Sector SPDR® Fund (the “XLF Fund”) and are subject to risks associated with the financial sector. The XLF Fund seeks to track the performance of The Financial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the financial sector of the S&P 500® Index. The XLF Fund may be subject to increased price volatility as its holdings are concentrated in a single industry and may be more susceptible to economic, market, political or regulatory occurrences affecting that industry. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment

April 2022	Page 11

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
▪	The securities are subject to risks associated with mortgage REITs. The securities are linked to the XLF Fund and are subject to risks associated with mortgage real estate investment trusts (“REITs”). Mortgage REITs, which invest the majority of their assets in real estate mortgages, receive principal and interest payments from the owners of the mortgage properties and derive their income primarily from interest payments. Accordingly, mortgage REITs are subject to the credit risk of the borrowers, which refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to the mortgage REIT when due. In the event of a default by a borrower, the mortgage REIT may experience delays in enforcing its rights as a mortgagee and may incur substantial costs associated with protecting its investments. Mortgage REITs are subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of the capital markets. Further, mortgage REITs are dependent upon specialized management skills and their investments may not be diversified. Mortgage REITs are also subject to risks related to general and local economic conditions and the real estate market specifically, availability of mortgage funds, changes in interest rates, changes in property values, and borrower prepayment on underlying mortgage loans. In addition, a mortgage REIT could fail to qualify for favorable tax or regulatory treatment.
▪	The securities are subject to risks associated with the industrial sector. The securities are linked to The Industrial Select Sector SPDR® Fund (the “XLI Fund”) and are subject to risks associated with the industrial sector. The XLI Fund seeks to track the performance of The Industrial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the industrial sector of the S&P 500® Index. The XLI Fund has assets concentrated in the industrial sector, which means the XLI Fund will be more affected by the performance of the industrial sector than a fund that was more diversified. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and non-U.S. government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.
▪	The securities are subject to risks associated with the technology sector. The securities are subject to risks associated with the technology sector because The Technology Select Sector SPDR® Fund is comprised of the stocks of companies in the technology sector. All or substantially all of the underlying constituents included in The Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.
▪	The underlying funds are ETFs and their values may not completely track the values of their underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of the underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.

April 2022	Page 12

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
▪	Fluctuation of NAVs. The net asset value (the “NAV”) of each underlying fund may fluctuate with changes in the market value of its underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of an underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market prices of the underlying funds may differ from their respective NAV per share and may trade at, above or below their NAV per share.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of its respective target index, various factors, including fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its respective target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying funds, each utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective target indexes by investing in a portfolio of stocks that generally replicate such indexes. Therefore, unless a specific stock is removed from such indexes, the underlying funds generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
▪	No affiliation with the underlying fund issuers or their investment advisers. Neither the underlying fund issuers nor their respective investment advisers, as specified under “Information About the Underlying Funds”, are affiliates of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying funds from publicly available information and have not made any due diligence inquiry with respect to any underlying fund.

Estimated Value Considerations

▪	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying funds, volatility of the underlying funds, any dividends paid on the underlying funds, the correlation of the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
▪	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Funds — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

April 2022	Page 13

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
▪	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the correlation of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

April 2022	Page 14

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential conflicts of interest. We and our affiliates may engage in business related to the underlying funds, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying fund and whether the closing price of any underlying fund on any applicable determination date is equal to or greater than its call threshold level or is less than its coupon barrier or downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	We may engage in business with or involving one or more underlying fund issuers or investment advisers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers or investment advisers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying funds, which may or may not recommend that investors buy or hold the underlying funds.
▪	Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	The antidilution protection of the underlying funds is limited and may be discretionary. The calculation agent may make adjustments to the initial price, downside threshold level, call threshold level, and/or final price of an underlying fund or any other term of the securities, for certain corporate events affecting such underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amounts payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

April 2022	Page 15

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Risks Relating to General Credit Characteristics

▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

April 2022	Page 16

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Risks Relating to U.S. Federal Income Taxation

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

April 2022	Page 17

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Information About the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service(“Bloomberg”),without independent verification. You should not take the historical prices of the underlying funds as an indication of future performance.

The Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Financial Select Sector SPDR® Fund (the “XLF Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLF Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLF Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of The Financial Select Sector Index (the “target index”). The target index seeks to measure the performance of the financial segment of the U.S. equity market and includes companies that have been identified as financial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLF Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLF Fund’s website. Expenses of the XLF Fund reduce the net asset value of the assets held by the XLF Fund and, therefore, reduce the value of the shares of the XLF Fund.

In seeking to track the performance of the target index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLF Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLF Fund are listed on the NYSE Arca under the ticker symbol “XLF”.

In making your investment decision you should review the prospectus related to the XLF Fund.

Information from outside sources including, but not limited to the prospectus related to the XLF Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLF Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLF Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

April 2022	Page 18

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Information as of market close on March 31, 2022:

Bloomberg Ticker Symbol:	XLF UP	52 Week High (on January 12, 2022):	$41.42
Current Price:	$38.32	52 Week Low (on March 31, 2021):	$34.05
52 Weeks Ago (on March 31, 2021):	$34.05

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on March 31, 2022 was $38.32 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2012 to March 31, 2022. The dotted lines represent its hypothetical downside threshold level of $24.91, its hypothetical coupon barrier level of $26.82 and its hypothetical call threshold level of $38.32, which are equal to 65%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

The Financial Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter	$30.94	$26.78	$30.78
2020
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter	$29.48	$23.61	$29.48
2021
First Quarter	$34.77	$28.95	$34.05
Second Quarter	$38.47	$34.47	$36.69
Third Quarter	$39.00	$35.11	$37.53
Fourth Quarter	$40.62	$37.54	$39.05
2022
First Quarter	$41.42	$35.66	$38.32

April 2022	Page 19

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

April 2022	Page 20

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

The Industrial Select Sector SPDR® Fund

We have derived all information contained herein regarding The Industrial Select Sector SPDR® Fund (the “XLI Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLI Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLI Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLI Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of The Industrial Select Sector Index (the “target index”). The target index seeks to measure the performance of the industrial segment of the U.S. equity market and includes companies that have been identified as industrial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLI Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLI Fund’s website. Expenses of the XLI Fund reduce the net asset value of the assets held by the XLI Fund and, therefore, reduce the value of the shares of the XLI Fund.

In seeking to track the performance of the target index, the XLI Fund employs a replication strategy, which means that the XLI Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLI Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLI Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLI Fund are listed on the NYSE Arca under the ticker symbol “XLI”.

In making your investment decision you should review the prospectus related to the XLI Fund.

Information from outside sources including, but not limited to the prospectus related to the XLI Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLI Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLI Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

April 2022	Page 21

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Information as of market close on March 31, 2022:

Bloomberg Ticker Symbol:	XLI UP	52 Week High (on November 16, 2021):	$107.12
Current Price:	$102.98	52 Week Low (on February 23, 2022):	$95.60
52 Weeks Ago (on March 31, 2021):	$98.45

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on March 31, 2022 was $102.98 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2012 to March 31, 2022. The dotted lines represent its hypothetical downside threshold level of $66.94, its hypothetical coupon barrier level of $72.09 and its hypothetical call threshold level of $102.98, which are equal to 65%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

Industrial Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$80.66	$72.74	$74.29
Second Quarter	$76.59	$71.26	$71.63
Third Quarter	$80.00	$71.56	$78.40
Fourth Quarter	$79.60	$60.34	$64.41
2019
First Quarter	$76.60	$62.77	$75.03
Second Quarter	$78.75	$72.05	$77.42
Third Quarter	$79.35	$72.89	$77.63
Fourth Quarter	$82.50	$74.07	$81.47
2020
First Quarter	$85.23	$48.77	$59.01
Second Quarter	$76.29	$56.34	$68.70
Third Quarter	$79.90	$67.14	$76.98
Fourth Quarter	$89.65	$74.87	$88.55
2021
First Quarter	$98.77	$84.77	$98.45
Second Quarter	$105.53	$98.78	$102.40
Third Quarter	$105.53	$97.84	$97.84
Fourth Quarter	$107.12	$98.64	$105.81
2022
First Quarter	$107.05	$95.60	$102.98

April 2022	Page 22

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

April 2022	Page 23

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund

We have derived all information contained herein regarding The Technology Select Sector SPDR® Fund (the “XLK Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of The Technology Select Sector Index (the “target index”). The target index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.

In seeking to track the performance of the target index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.

In making your investment decision you should review the prospectus related to the XLK Fund.

Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

April 2022	Page 24

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Information as of market close on March 31, 2022:

Bloomberg Ticker Symbol:	XLK UP	52 Week High (on December 27, 2021):	$176.65
Current Price:	$158.93	52 Week Low (on May 12, 2021):	$131.31
52 Weeks Ago (on March 31, 2021):	$132.81

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on March 31, 2022 was $158.93 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2012 to March 31, 2022. The dotted lines represent its hypothetical downside threshold level of $103.30 , its hypothetical coupon barrier level of $111.25 and its hypothetical call threshold level of $158.93, which are equal to 65%, 70% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including the determination dates.

The Technology Select Sector SPDR® Fund	High	Low	Period End
2018
First Quarter	$70.73	$62.01	$65.42
Second Quarter	$72.38	$63.86	$69.47
Third Quarter	$75.77	$69.26	$75.33
Fourth Quarter	$75.93	$57.62	$61.98
2019
First Quarter	$75.09	$58.89	$74.00
Second Quarter	$78.96	$70.63	$78.04
Third Quarter	$82.75	$75.75	$80.53
Fourth Quarter	$91.92	$78.28	$91.67
2020
First Quarter	$102.79	$70.40	$80.37
Second Quarter	$104.63	$76.54	$104.49
Third Quarter	$127.03	$104.66	$116.70
Fourth Quarter	$130.52	$110.86	$130.02
2021
First Quarter	$138.59	$125.83	$132.81
Second Quarter	$147.82	$131.31	$147.66
Third Quarter	$159.70	$147.91	$149.32
Fourth Quarter	$176.65	$148.06	$173.87
2022
First Quarter	$175.52	$141.39	$158.93

April 2022	Page 25

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

April 2022	Page 26

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Subject to the “constructive ownership” rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.
Section 1260. Because each underlying fund would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.
Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences", including the section "- Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons", in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

April 2022	Page 27

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether an underlying fund issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If an underlying fund issuer and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of such underlying fund issuer as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the securities are not “delta-one” with respect to any underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

April 2022	Page 28

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.
We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” in this document for a discussion of these adverse effects.

April 2022	Page 29

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.20 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.20 reflecting a fixed sales commission of $0.15 and a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.
Prohibition of sales to EEA & UK retail investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

April 2022	Page 30

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due on or about April 13, 2027
$• Based on the worst performing of the shares of The Financial Select Sector SPDR® Fund, the shares of The Industrial Select Sector SPDR® Fund and the shares of The Technology Select Sector SPDR® Fund

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	10
Information About the Underlying Funds	18
Additional Information About the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-1
Coupons	PS-2
Early Redemption	PS-2
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-3
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-6
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-7
Risk Factors	PS-9
General Terms of the Securities	PS-23
Use of Proceeds and Hedging	PS-46
Material U.S. Federal Income Tax Consequences	PS-47
Certain ERISA Considerations	PS-69
Supplemental Plan of Distribution (Conflicts of Interest)	PS-70

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS,
its Management and Others Otherthers	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or
Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland Warrants We May Offer Legal Ownership and Book Entry Issuance	70
Benefit Plan Investor Considerations Description of Warrants We May Or Legal Ownership and Book Entry Issuance	72
Plan of Distribution Legal Ownership and Book Entry Issuance	73
Validity of the Securities	76
Experts	76

$•
UBS AG
Contingent Income Auto-Callable
Securities with 6-Month Initial Non-
Call Period
due on or about April 13, 2027

Preliminary Pricing Supplement dated April 1, 2022
(To Product Supplement dated February 24, 2021
and Prospectus dated March 4, 2022)

UBS Investment Bank
UBS Securities LLC